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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:         Mark McClennan or John Moran                Glenn Wira
                  Schwartz Communications, Inc.               I-many, Inc.
                  (718) 684-0770                              (732) 452-1515
                  MARKM@SCHWARTZ-PR.COM                       GWIRA@IMANY.COM



                         I-MANY ACQUIRES BCL VISION LTD


     DEAL STRENGTHENS COMPANY'S CONTRACT SETTLEMENT SOLUTION AND SETS STAGE
                          FOR INTERNATIONAL EXPANSION

PORTLAND, MAINE-- APRIL 19, 2001-- I-many, Inc. (NASDAQ: IMNY), the leader in contract and trade relationship management solutions, today announced that it has acquired BCL Vision Ltd., a leading provider of global collection and dispute management solutions. The acquisition gives I-many's settlement products a powerful one-two punch by combining

I-many's proven deduction management capability with BCL Vision's Sales2Cash collections and dispute management product. This acquisition will also give I-many the base from which it can expand more quickly into international markets.

"The acquisition of BCL represents the continuation of our long-term strategy to expand our product footprint and global presence," said Tim Curran, executive vice president, corporate development of I-many. "We believe that all businesses, regardless of location, can benefit greatly from the collection and dispute management capability that only I-many offers. This acquisition also gives us an exciting opportunity to extend into markets such as financial services, telecomm, publishing, high-tech, industrial products, and chemicals, where BCL has already established a strong presence."

IMPROVING A COMPANY'S CASH FLOW

BCL, based in London, specializes in collection and dispute management software. The need for its solutions extends to virtually all industries. Any company that issues invoices is faced with the challenge of tracking and managing cash collection. BCL's Sales2Cash Web-based, multi-lingual, multi-currency product is the leading global solution available today for collections and dispute management. The company's products enable businesses to collect cash faster and to maximize the value of their business relationships. BCL customers have benefited from days-sales-outstanding (DSO) reductions of more than 25 percent with vast improvements in customer service levels following the implementation of Sales2Cash. This complements I-many's deduction management software and continues the company's strategic plan to provide extended trade relationship management solutions.

"Managing cash flow is the lifeblood of any business," said Mike Willstrop, CEO and co-founder of BCL. "We've created technology that helps companies like BSkyB, GMAC, Mitsubishi, Gartner Group, Hewden Stewart, Thermo Optek, EMAP, and Dixons Stores Group solve the challenges brought on by collections management. Combining these strengths with I-many's impressive suite of contract management tools results in a single solution for companies to effectively manage their trade relationships."

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I-many and BCL will allow businesses to manage their contract and trade relationships in a more streamlined and effective manner. According to a recent Goldman Sachs report, companies using contract management software can reduce annual contract management expenses by 20-50 percent. That report identified I-many as the "pure-play leader" in the rapidly-emerging field of contract management, a market expected to grow to over $3 billion in software sales within five years. Since the report was issued, I-many has expanded its offerings with the acquisition of Intersoft International, Inc. and Vintage Software Corporation.

ACQUISITION DETAILS

I-many executives will review the details of this acquisition during their previously announced earnings conference call scheduled for Thursday, April 19 at 5:00 PM ET.

ABOUT BCL

BCL Vision is the global supplier of Sales2Cash, an e-commerce based collections and dispute management software. Sales2Cash integrates with leading ERP systems including SAP & Oracle Financials to maximize cash collection, reducing DSO and improving customer service. Sales2Cash provides access for customers to their account using their Web browser instead of the telephone to obtain copy documentation, send messages, and obtain information relating to transactions, payments and disputes.

ABOUT I-MANY

I-many (NASDAQ: IMNY) is the leader in providing software and Internet-based contract management solutions and related professional services which enable businesses to manage complex trade relationships and facilitate business-to-business e-commerce. The company's software is used by 8 of the largest 10 healthcare manufacturers in the world and leading consumer goods companies. The company estimates that its solutions help manage more than $45 billion in contracted commerce per year. For more information, visit the company Web site at HTTP://WWW.IMANY.COM.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS RELATING TO THE FUTURE PERFORMANCE OF I-MANY, INC. FORWARD-LOOKING STATEMENTS, SPECIFICALLY THOSE CONCERNING FUTURE PERFORMANCE, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM EXPECTATIONS. THESE RISKS AND UNCERTAINTIES INCLUDE THE UNCERTAINTY ASSOCIATED WITH THE ADOPTION BY SMALL AND MEDIUM-SIZED MANUFACTURERS OF I-MANY'S ASP SERVICE MODEL, THE ADOPTION BY COMPANIES OUTSIDE THE HEALTHCARE FIELD OF I-MANY'S SOLUTIONS GENERALLY, AND COMPETITION FOR MARKET SHARE AMONG THE COMPANIES PROVIDING TECHNOLOGIES AND SERVICES SIMILAR TO THOSE PROVIDED BY THE COMPANY.


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